UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2012

Limoneira Company

(Exact name of registrant as specified in its charter)

Delaware	001-34755	77-0260692
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification
of incorporation)		No.)

1141 Cummings Road

Santa Paula, CA 93060

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (805) 525-5541

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1	Registrant’s Business and Operations
Item 1.01	Entry into a Material Definitive Agreement

On May 1, 2012, Limoneira Company (the “Company”) entered into a Promissory Note and Supplement to Master Loan Agreement (the “New Promissory Note”) and a Master Loan Agreement (the “New Master Loan Agreement” and, collectively with the New Promissory Note, the “New Loan Agreements”) with Farm Credit West, PCA (“Farm Credit”). The New Loan Agreements replace the Master Loan Agreement dated as of May 27, 2010 and established as of May 7, 2010, among Farm Credit and Windfall Investors, LLC (the “Existing Master Loan Agreement”) and the Promissory Note and Supplement to Master Loan Agreement dated as of May 27, 2010 and established as of May 7, 2010, between Farm Credit and Windfall Investors, LLC (the “Existing Promissory Note” and, collectively with the Existing Master Loan Agreement, the “Existing Loan Agreements”).

The Existing Promissory Note was scheduled to mature in May 2013. The New Promissory Note is scheduled to mature in May 2018. Except for removing the Company’s wholly owned subsidiary, Windfall Investors, LLC, as a party to the New Loan Agreements, the New Loan Agreements otherwise contain terms that are substantially identical to the Existing Loan Agreements, including a commitment of $13 million and monthly interest only payments at a variable interest rate, which is based on Farm Credit’s internal monthly operations and cost of funds and generally follows the changes in the 90-day treasury rates in increments divisible by 0.25%, and was 3.50% as of May 1, 2012.

The New Loan Agreements are secured by all of the Company’s owned stock or participation certificates required by Farm Credit’s bylaws, any of its funds or accounts held or maintained with Farm Credit and Farm Credit’s allocated surplus. In addition, the Company pledged as security (i) a First Deed of Trust on its La Cuesta Ranch and La Campana Ranch (the “Real Property Collateral”), and (ii) 319 shares of San Cayetano Mutual water stock and 246 shares of Canyon Irrigation Company water stock associated with the Real Property Collateral.

The New Loan Agreements, like the Existing Loan Agreements, contain various conditions, covenants and requirements with which the Company must comply, including limitations on, among other things, selling, abandoning or ceasing business operations; merging or consolidating with a third party; disposing of a substantial portion of assets by sale, transfer, gifts or lease except for inventory sales in the ordinary course of business; obtaining credit or loans from other lenders other than trade credit customary in the business; becoming a guarantor or surety on or otherwise liable for the debts or obligations of a third party; and mortgaging, pledging, leasing for over a year, or otherwise making or allowing the filing of a lien on any loan collateral. In addition, the Company is required to remit to Farm Credit as a special principal payment a minimum of $175,000 per lot sold on its Windfall Farms property.

Upon the occurrence of an event of default under the New Loan Agreements, Farm Credit may, at its option, declare all amounts outstanding under New Loan Agreements immediately due and payable without prior recourse to the collateral, immediately terminate the Company’s right to draw additional funds, and/or exercise any rights or remedies available to it under the New Loan Agreements, any other document delivered in connection therewith or applicable law. The foregoing summary of the New Loan Agreements is qualified in its entirety by reference to the text of the New Loan Agreements, copies of which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Section 1	Registrant’s Business and Operations
Item 1.02	Termination of a Material Definitive Agreement

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 2	Financial Information
Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Section 9	Financial Statements and Exhibits
Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Promissory Note and Supplement to Master Loan Agreement dated as of May 1, 2012 between the Company and Farm Credit.

10.2	Master Loan Agreement dated as of May 1, 2012 between the Company and Farm Credit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2012	LIMONEIRA COMPANY

	By:	/s/ Harold S. Edwards
Harold S. Edwards
President and Chief Executive Officer